Exhibit 99.1

NF Energy Develops a New Solution to the Disposal of Landfill Leachate to Enter a New Market

SHENYANG, China, August 27, 2014-- NF Energy Saving Corporation (NFEC) ("NF Energy" or the "Company"), a leading energy saving services and solutions provider for China's power, petrochemical, coal, metallurgy, construction, and municipal infrastructure development industries, today announced that the Company has developed a new solution to the disposal of landfill leachate. It has entered a new market in environmental protection.

Leachate Concentration Harmless Dryer, invented by the Company, is a device to dry leachate in a sealed environment and discharge dehydrated sludge by auger conveyor. Compared with normal leachate dryer devices, it takes tail gas to recompress and return to the device as a heat source. The methods used by our device will not only save energy and expense, but also won’t cause any additional pollution to the environment in the whole process.

A recent test of our Leachate Concentration Harmless Dryer at a landfill site in Jilin Province indicates that the patent-pending device has achieved high scores in all performance requirements.

Containing a variety of toxic and harmful ingredients, landfill leachate is a major source of contaminates in soil and underground water. During the long history of China’s environmental protection industry, this problem has not been solved. Now, the issue of leachate pollution can be effectively resolved by NFEC’s solution with its Leachate Concentration Harmless Dryer.

According to estimates from a Dalian environmental protection company, the provincial capitals in China alone already need at least 500 sets of the device per year. In fact, the remaining cities in China have the same requirement. At the current price of US$0.3 million a set, the potential demand represents more than US$500 million per year in China.

NFEC plans to commence production of 30 sets of the device and will fulfill a US$9 million order with separate deliveries before the end of 2015. It is expected that the 30 sets will be deployed at 10 landfill sites in the country.

“The disposal of garbage is a large market and industry,” says Mr. Gang Li, Chairman of NFEC, “We have entered this market with new products and innovative technologies. This will surely broaden business opportunities for our company.”

About NF Energy Saving Corporation

NF Energy Saving Corporation (NASDAQ:  NFEC) is a China-based provider of integrated energy conservation solutions utilizing energy-saving equipment, technical services and energy management re-engineering project operations to provide energy saving services to clients. The Company's customers are mainly concentrated in the electrical generation (large-scale thermal power generation, hydroelectric power, and nuclear power), water supply, and heat supply industries. The majority of revenues are from energy efficient flow control solutions including equipment and energy efficiency project services. For more information, visit http://www.nfenergy.com.

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